Exhibit 99.1

CORRECTING AND REPLACING Markforged Announces Third Quarter 2021 Results

WATERTOWN, Mass. - In the press release issued by Markforged Holding Corporation on November 10, 2021, stock compensation expense for the three and nine month periods ending September 30, 2021 should be $8.421 million and $11.395 million, respectively (instead of $6.202 million and $9.176 million, respectively). As a result of the change in stock compensation expense, the net profit from operations should be $21.7 million in the third quarter of 2021 and $0.6 million for the nine month period ending September 30, 2021 (instead of $23.9 million and $2.8 million, respectively). Additionally, the basic weighted average shares outstanding for the three and nine month periods ending September 30, 2021 and 2020 should be (i) for the three and nine month periods ended September 30, 2021, 162,942,990 and 81,373,265, respectively (instead of 163,426,469 and 81,856,744, respectively), and (ii) for the three and nine month periods ended September 30, 2020, 38,545,607 and 38,149,992, respectively (instead of 38,778,614 and 38,382,999, respectively). The diluted weighted average shares outstanding for the three and nine month periods ending September 30, 2021 and 2020 should be (i) for the three and nine month periods ended September 30, 2021, 167,091,320 and 85,407,166, respectively (instead of 176,420,646 and 94,736,492, respectively), and (ii) for the three and nine month periods ended September 30, 2020, 38,545,607 and 38,149,992, respectively (instead of 38,778,614 and 38,382,999, respectively).

The updated release reads:

Markforged Holding Corporation (NYSE: MKFG), creator of the integrated metal and carbon fiber additive manufacturing platform, The Digital Forge, today announced its results from the third quarter ended September 30, 2021.

Financial Highlights

•

Revenue increased by 53.8%, to $24.0 million, in the third quarter of 2021 from $15.6 million in the third quarter of 2020 and 35.9%, to $64.6 million, for the nine months ended September 30, 2021 from $47.5 million for the nine months ended September 30, 2020.

•

Gross profit grew 47.2%, to $13.7 million, in the third quarter of 2021 from $9.3 million in the third quarter of 2020 and 44.5%, to $37.9 million, for the nine months ended September 30, 2021 from $26.2 million for the nine months ended September 30, 2020.

•

Gross margins were 57.0% in the third quarter of 2021 compared to 59.6% in the third quarter of 2020 and 58.6% for the nine months ended September 30, 2021 compared to 55.1% for the nine months ended September 30, 2020.

•

Net profit from operations was $21.7 million in the third quarter of 2021, compared to a net loss from operations of $3.7 million in the third quarter of 2020. Net profit from operations was $0.6 million for the nine months ended September 30, 2021, compared to a net loss from operations of $14.6 million for the nine months ended September 30, 2020.

•

Adjusted EBITDA was a loss of $11.6 million in the third quarter of 2021, compared to a loss of $2.6 million in the third quarter of 2020. Adjusted EBITDA was a loss of $27.6 million for the nine months ended September 30, 2021, compared to a loss of $11.7 million, for the nine months ended September 30, 2020.

Adjusted EBITDA is a non-GAAP measure. A reconciliation of the GAAP to non-GAAP measure and an explanation of this measure is included below.

“I am so proud of our team, who continues to execute successfully on our plans to build the future of distributed manufacturing,” said Shai Terem, President and CEO of Markforged. “Our systems sales grew 58% in the third quarter, as compared to the same period last year, which demonstrates the strong demand for our Digital Forge solution. Growth across all geographies and products delivered another strong quarter for our company, with $24 million in revenue, a 54% growth year over year. The supply chain disruptions felt by manufacturers all over the world are amplifying the need for solutions like the Digital Forge, which should translate directly into increasing market adoption and customer penetration and create opportunities for revenue growth. Our customers continue to recognize the value of our end-to-end platform and its ability to address mission critical problems at the point of need, overcome the global shortage of parts, and ensure their production line resiliency. We see great opportunities to continue helping our customers reinvent manufacturing today so they can build anything they imagine tomorrow.”

Business Highlights

The Digital Forge grew over the third quarter with two innovations in software and materials to better serve our customers in scaling and expanding their additive manufacturing operations.

Eiger Fleet, the newest addition to Markforged’s software portfolio, is a cloud-based enterprise solution designed to provide access controls, management and visibility and accelerate the adoption of additive manufacturing on a global scale. The solution’s enterprise level features centralize the management of resources, devices and data with greater control and efficiency to print parts on demand at the point of need, all over the world, with the push of a button, enabling our customers to implement fleets of Markforged mini-factories to drive the future of distributed manufacturing.

Markforged launched Onyx™ FR-A and Carbon Fiber FR-A, aerospace-ready versions of our Onyx™ FR and Carbon Fiber FR materials, this quarter. These new materials are currently undergoing qualification through the National Center for Advanced Materials Performance, with the goal of increasing Markforged’s addressable market by strategically supporting highly regulated industries like aerospace and defense. Our continuous fiber reinforcement technology enables greater adoption of additive manufacturing in these industries by providing high strength, lightweight parts.

Markforged also welcomed John Howard as Vice President of Engineering in the third quarter. John brings more than 30 years of experience in engineering and product design to Markforged’s engineering team. John has held senior positions at Amazon and Apple, among others, and his creative thinking and innovation skills will help drive the company’s product roadmap.

The financial guidance provided above includes forward-looking statements within the meaning of U.S. securities laws. Markforged’s actual results may differ materially. See “Special Note Regarding Forward-Looking Statements” below.

Conference Call and Webcast Information

The Company will host a webcast and conference call at 5:00 p.m. ET on Wednesday, November 10th.

Participants may access the earnings press release, related materials and the audio webcast by visiting the investors section of the Company’s website at https://investors.markforged.com/

To participate in the call, please dial 1-877-407-9039, or 1-201-689-8470 for international participants, ten minutes before the scheduled start.

For those unable to listen to the live conference call, a replay will be available on the Company’s website and telephonically through Nov. 24, 2021 by dialing 1-844-512-2921 (U.S. domestic) or 1-412-317-6671 (International), passcode 13723805.

About Markforged

Markforged (NYSE: MKFG) is reimagining how humans build everything by leading a technology-driven transformation of manufacturing with solutions for enterprises and societies throughout the world. The Markforged Digital Forge brings the power and speed of agile software development to industrial manufacturing, combining hardware, software, and materials to solve supply chain problems right at the point-of-need. Engineers, designers, and manufacturing professionals all over the world rely on Markforged metal and composite printers for tooling, fixtures, functional prototyping, and high-value end-use production. Markforged is headquartered in Watertown, Mass., where it designs its products with over 350 employees worldwide. To learn more, visit www.markforged.com.

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe that Adjusted EBITDA, a non-GAAP financial measure, is useful in evaluating the performance of our business.

This non-GAAP measure has limitations as an analytical tool. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

We recommend that you review the reconciliation of this non-GAAP measure to the most directly comparable GAAP financial measure provided in the financial statement tables included below in this press release, and that you not rely on any single financial measure to evaluate our business.

Adjusted EBITDA

We define Adjusted EBITDA, a non-GAAP financial measure, as net profit (loss) and comprehensive loss less interest income, interest expense, income tax expense, depreciation and amortization expense, stock-based compensation expense, net change in fair value of warrant liabilities and contingent earnout liabilities, and non-recurring transaction costs. We monitor Adjusted EBITDA as a measure of our overall business performance, which enables us to analyze our past and future performance without the effects of certain non-cash items and or one-time charges. While we believe that Adjusted EBITDA is useful in evaluating our business, Adjusted EBITDA is a non-GAAP financial measure that has limitations as an analytical tool. Adjusted EBITDA can be useful in evaluating our performance by eliminating the effect of financing, capital expenditures, and non-cash expenses such as stock-based compensation, however, we may incur such expenses in the future which could impact future results.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although Markforged believes that it has a reasonable basis for each forward-looking statement contained in this press release, Markforged cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this press release include, but are not limited to, future revenue and gross profit margin guidance, expected growth, the size of and opportunity to increase our addressable market, the effects of the global supply chain disruptions, our new material qualification process, and the benefits to consumers, functionality and applications of Markforged’s products. Markforged cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions; the ability of Markforged to maintain its listing on the New York Stock Exchange; the effect of COVID-19 on Markforged’s business and financial results; the outcome of any legal proceedings against Markforged; and those factors discussed under the header “Risk Factors” in the Proxy Statement and Prospectus filed pursuant to Rule 424B(3) with the SEC on June 24, 2021 and those included under the header “Risk Factors” in Markforged’s most recent periodic report on Form 10-Q and other filings with the SEC. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that Markforged will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent Markforged’s views as of the date of this press release. Markforged anticipates that subsequent events and developments will cause its views to change. However, while Markforged may elect to update these forward-looking statements at some point in the future, Markforged has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing Markforged’s views as of any date subsequent to the date of this press release.

MARKFORGED HOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2021 and December 31, 2020

(In thousands, except share data and par value amounts) (Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$296,735	$58,715
Accounts receivable, net	24,071	16,601
Inventory	11,270	6,553
Prepaid expenses	5,397	1,496
Other current assets	511	1,373

Total current assets	337,984	84,738
Property and equipment, net	5,335	4,281
Other assets	773	584

Total assets	$344,092	$89,603

Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$2,213	$3,369
Accrued expenses	13,641	8,168
Deferred revenue	5,552	6,196
Other current liabilities	294	300

Total current liabilities	21,700	18,033
Long-term debt	—	5,022
Long-term deferred revenue	3,130	2,905
Deferred rent	1,426	1,073
Contingent earnout liability	80,419	—
Other liabilities	4,284	545

Total liabilities	110,959	27,578

Commitments and contingencies
Convertible preferred stock	—	137,497

Stockholders’ equity (deficit)
Common stock, $0.0001 par value; 1,000,000,000 and 183,300,000 shares authorized at September 30, 2021 and December 31, 2020; 185,697,959 and 39,510,108 shares issued at September 30, 2021 and December 31, 2020, respectively	19	4
Additional paid-in capital	312,084	5,538
Treasury stock, 0 shares at September 30, 2021 and 483,479 shares at December 31, 2020	—	(1,450)
Accumulated deficit	(78,970)	(79,564)

Total stockholders’ equity (deficit)	233,133	(75,472)

Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$344,092	$89,603

MARKFORGED HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

For the three and nine months ended September 30, 2021 and 2020

(In thousands, except share data and per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$24,045	$15,639	$64,584	$47,514
Cost of revenue	10,330	6,319	26,729	21,316

Gross profit	13,715	9,320	37,855	26,198

Operating expenses
Sales and marketing	10,399	4,982	25,711	16,744
Research and development	9,761	4,031	21,487	12,883
General and administrative	15,935	3,889	32,770	11,138

Total operating expenses	36,095	12,902	79,968	40,765

Loss from operations	(22,380)	(3,582)	(42,113)	(14,567)

Change in fair value of warrant liabilities	1,418	(66)	170	(79)
Change in fair value of contingent earnout liability	42,710	—	42,710	—
Other (expense) income, net	(48)	(25)	(168)	11
Interest expense	(6)	(23)	(15)	(51)
Interest income	6	3	9	146

Profit (loss) before income taxes	21,700	(3,693)	593	(14,540)
Income tax (benefit) expense	(3)	26	(1)	113

Net profit (loss) and comprehensive income (loss)	$21,703	$(3,719)	$594	$(14,653)

Weighted average shares outstanding - basic	162,942,990	38,545,607	81,373,265	38,149,992
Weighted average shares outstanding - diluted	167,091,320	38,545,607	85,407,166	38,149,992
Net profit (loss) per share - basic	$0.13	$(0.10)	$0.01	$(0.38)
Net profit (loss) per share - diluted	0.13	(0.10)	0.01	(0.38)

MARKFORGED HOLDING CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

For the Three and Nine Months Ended September 30, 2021 and 2020

(In thousands, except share data) (Unaudited)

	Three Months Ended September 30,		For the Nine Months Ended September 30,
(dollars in thousands)	2021	2020	2021	2020
Net profit (loss) and comprehensive income (loss)	$21,703	$(3,719)	$594	$(14,653)
Interest income	(6)	(3)	(9)	(146)
Interest expense	6	23	15	51
Income tax expense	(3)	26	(1)	113
Depreciation and amortization	429	455	1,269	1,361

EBITDA	$22,129	$(3,218)	$1,868	$(13,274)
Stock compensation expense	8,421	521	11,395	1,528

Change in fair value of warrant liabilities	(1,418)	66	(170)	79

Change in fair value of contingent earnout liability	(42,710)	—	(42,710)	—

Transaction costs expensed	1,996	—	1,996	—

Adjusted EBITDA	$(11,582)	$(2,631)	$(27,621)	$(11,667)

Contacts

Markforged

Media

Paulina Bucko, Head of Communications

paulina.bucko@markforged.com

Investors

Austin Bohlig, Director of Investor Relations

investors@markforged.com